Exhibit 99.1
Company Contact:
Oxbridge Re Holdings Limited
Jay Madhu, CEO
345-749-7570
jmadhu@oxbridgere.com

Media contact:
Suzie Boland
RFB Communications Group
813-259-0345
sboland@rfbcommunications.com

Oxbridge Re Holdings Limited Reports Improved 2020 Results

GRAND CAYMAN, Cayman Islands (March 30, 2021) -- Oxbridge Re Holdings Limited (NASDAQ: OXBR), a provider of reinsurance solutions primarily to property and casualty insurers, reported its results for the three months and year ended December 31, 2020.

2020 HIGHLIGHTS:

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Improved results due to higher net premiums earned and net realized gains on investments
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Significant gain in net income in fourth quarter
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Premium income rises on normalized recognition
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No losses incurred
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G&A expenses decline due to cost savings initiatives
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Projected 24% plus return on investment to our SPV / sidecar investors in Series 2020-1 participating notes

Fiscal 2020 was another good year despite the pandemic and it being the most active hurricane season on record. Our business has remained resilient and to a great extend unaffected. Looking ahead, we are optimistic about the long-term prospects of our core reinsurance business and strong projected returns for our SPV / sidecar investors. We continue to prudently evaluate new opportunities to generate growth while mitigating and diversifying our risk profile,” said Oxbridge Re Holdings President and Chief Executive Officer Jay Madhu.

Financial Performance

For the three months ended December 31, 2020 the Company generated net income of $181,000 or $0.03 per basic and diluted common share compared to $61,000 or $0.01 per basic and diluted common share in the fourth quarter of 2019. For the year ended December 31, 2020 the Company incurred a significantly reduced net loss of $50,000 or ($0.01) per basic and diluted common share compared with a net loss of $305,000 or $(0.05) per basic and diluted common share in 2019. The improvements in 2020 was due primarily to higher net premiums earned, lower overhead costs, and net realized gains on investments.

Net premiums earned for the three months ended December 31, 2020 increased marginally to $247,000 from $245,000 in the prior year. For the year ended December 31, 2020 net premiums earned increased to $893,000 from $617,000 in the prior year. The increase was due to only seven months premium being recognized in the prior year as a result of previous accelerated premium recognition, compared to normal premium recognition in 2020.

Total expenses, including policy acquisition costs and underwriting expenses and general and administrative expenses were $289,000 in the fourth quarter of 2020 compared to $282,000 in the fourth quarter of 2019. For the year ended December 31, 2020 total expenses were $1,126,000, marginally down from $1,131,000 last year. Policy acquisition costs increased in 2020 due to the normal recognition of policy acquisition costs during the current year compared with only seven months in the prior year due to the previous acceleration of such costs upon suffering limit losses on reinsurance contracts. General and administrative costs were marginally lower in 2020 compared to the prior year due to cost savings initiatives implemented by the Company.

At December 31, 2020, cash and cash equivalents, and restricted cash and cash equivalents, totaled $7.5 million compared with $8.0 million at December 31, 2019.

Financial Ratios
Loss ratio, which measures underwriting profitability, is the ratio of losses and loss adjustment expenses incurred to net premiums earned. For the three months and year ended December 31, 2020 and December 31, 2019 the loss ratios were 0.0% due to no loss and loss adjustment expenses in either year.

Acquisition cost ratio, which measures operational efficiency, compares policy acquisition costs and other underwriting expenses with net premiums earned. The acquisition cost ratios for the three months and year ended December 31, 2020 were 10.9% and 11.0%, respectively, compared to 9.4% and 10.4% in the same periods in 2019. The increase for the year ended December 31, 2020 was due to marginally higher weighted-average acquisition costs on reinsurance contracts in force for the year ended December 31, 2020 compared with the prior year.

Expense ratio, which measures operating performance, compares policy acquisition costs, other underwriting expenses and general and administrative expenses with net premiums earned. The expense ratios for the three months and year ended December 31, 2020 were 117.0% and 126.1%, respectively, compared to 115.1% and 183.3%, respectively, for the same periods in 2019. The overall decrease in 2020 was due primarily a higher denominator in net premiums earned as recorded in 2020, when compared with 2019.

Combined ratio, which is used to measure underwriting performance, is the sum of the loss ratio and the expense ratio. If the combined ratio is at or above 100%, underwriting is not profitable. The combined ratio for the three months and year ended December 31, 2020 were 117.0% and 126.1%, respectively, compared to 115.1% and 183.3%, respectively, in 2019. The improvement in 2020 is due primarily to a higher denominator in net premiums earned in 2020 compared with the prior year.

Conference Call
Management will host a conference call later today to discuss these financial results, followed by a Q&A session. President and Chief Executive Officer Jay Madhu and Chief Financial Officer Wrendon Timothy will host the call starting at 4:30 p.m. Eastern time. The live presentation can be accessed by dialing the number below or by clicking the webcast link available on the Investor Information section of the company's website at www.oxbridgere.com.

Date: March 30, 2021
Time: 4:30 p.m. Eastern time
Listen-only toll-free number: 888-506-0062
Listen-only international number: 973-528-0011

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Issuer Direct at 919-481-4000 or webcast@issuerdirect.com.

A replay of the call will be available by telephone after 4:30 p.m. Eastern time on the same day of the call and via the Investor Information section of Oxbridge's website at www.oxbridgere.com until (date), 2021.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Conference ID: 40285

About Oxbridge Re Holdings Limited

Oxbridge Re (www.oxbridgere.com) is a Cayman Islands exempted company that was organized in April 2013 to provide reinsurance business solutions primarily to property and casualty insurers in the Gulf Coast region of the United States. Through Oxbridge Re's licensed reinsurance subsidiaries, Oxbridge Reinsurance Limited and Oxbridge RE NS, it writes fully collateralized policies to cover property losses from specified catastrophes. Oxbridge Re specializes in underwriting medium frequency, high severity risks, where it believes sufficient data exists to analyze effectively the risk/return profile of reinsurance contracts. The company's ordinary shares and warrants trade on the NASDAQ Capital Market under the symbols "OXBR" and "OXBRW," respectively. The company's ordinary shares are included in the Russell Microcap Index.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company's filings with the SEC. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition and results of operations. Any forward-looking statements made in this press release speak only as of the date of this press release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement contained in this press release, even if the Company's expectations or any related events, conditions or circumstances change.

On March 11, 2020, the World Health Organization characterized the outbreak of COVID-19 as a global pandemic. The pandemic has had and is expected to continue to have a significant effect on the reinsurance industry. The industry is currently being impacted by a number of factors including: uncertainties with respect to current and future losses, reduction in interest rates, equity market volatility and ongoing business and financial market impacts of an economic downturn. The insurance industry is likely to experience material losses resulting from COVID-19, which will reduce available capital and we expect will help to sustain the upward pricing trend for reinsurers that we were seeing across many lines of business before COVID-19. However, the ultimate impact on current business in force as well as risks and potential opportunities on future business remains highly uncertain.

Company Contact:
Oxbridge Re Holdings Limited
Jay Madhu, CEO
345-749-7570
jmadhu@oxbridgere.com

Media contact:
Suzie Boland
RFB Communications Group
813-259-0345
sboland@rfbcommunications.com

OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARIES
Consolidated Balance Sheets
(expressed in thousands of U.S. Dollars, except per share and share amounts)

	At December 31,
	2020	2019

Assets
Equity securities, at fair value (cost : $965 and $715)	787	692
Cash and cash equivalents	5,562	5,962
Restricted cash and cash equivalents	1,914	2,054
Accrued interest and dividend receivable	1	12
Premiums receivable	464	506
Deferred policy acquisition costs	45	48
Operating lease right-of-use assets	222	133
Prepayment and other assets	75	79
Property and equipment, net	13	9
Total assets	$9,083	9,495

Liabilities and Shareholders' Equity
Liabilities:
Notes payable	216	600
Unearned premiums reserve	411	440
Operating lease liabilities	222	133
Accounts payable and other liabilities	209	279
Total liabilities	1,058	1,452

Shareholders' equity:
Ordinary share capital, (par value $0.001, 50,000,000 shares authorized; 5,733,587 shares issued and outstanding)	6	6
Additional paid-in capital	32,294	32,262
Accumulated Deficit	(24,275)	(24,225)
Total shareholders' equity	8,025	8,043
Total liabilities and shareholders' equity	$9,083	9,495

OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARIES
Consolidated Statements of Operations
(expressed in thousands of U.S. Dollars, except per share and share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

Revenue
Assumed premiums	$-	(59)	864	1,057
Change in unearned premiums reserve	247	304	29	(440)

Net premiums earned	247	245	893	617
Net investment and other income	13	48	102	230
Net realized investment gain	49	-	374	3
Change in fair value of equity securities	187	5	(155)	25
Net gain on commutation	-	106	-	106

Total revenue	496	404	1,214	981

Expenses
Policy acquisition costs and underwriting expenses	27	23	98	64
General and administrative expenses	262	259	1,028	1,067

Total expenses	289	282	1,126	1,131

Income/(Loss) before underwriting income attributable to noteholders	207	122	88	(150)

Underwriting income attributable to noteholders	(26)	(61)	(138)	(155)

Net income/(loss)	$181	61	(50)	(305)

Earnings/(Loss) per share
Basic and Diluted	$0.03	0.01	(0.01)	(0.05)

Weighted-average shares outstanding
Basic and Diluted	5,733,587	5,733,587	5,733,587	5,733,587

Performance ratios to net premiums earned:
Loss ratio	0.0%	0.0%	0.0%	0.0%
Acquisition cost ratio	10.9%	9.4%	11.0%	10.4%
Expense ratio	117.0%	115.1%	126.1%	183.3%
Combined ratio	117.0%	115.1%	126.1%	183.3%